United States
Securities and Exchange Commission

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): September 8, 2003

FISHER SCIENTIFIC INTERNATIONAL INC.

(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-10920	02-0451017
(Commission File No.)	(IRS Employer Identification No.)

One Liberty Lane, Hampton, New Hampshire	03842
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (603) 926-5911

Not Applicable
(Former name or former address, if changed since last report)

Item 2. Acquisition or Disposition of Assets.
Item 7. Financial Statements and Exhibits.
(c) Exhibits
Ex-23.1 Consent of Ernst & Young AB

Fisher Scientific International Inc.

Form 8-K/A

INDEX

Page No.

Item 2 Acquisition or Disposition of Assets	1
Item 7 Financial Statements and Exhibits
(a) Financial Statements of Acquired Business	1
(b) Pro Forma Financial Information
Unaudited Pro Forma Combined Statements of Operations-
For the six months ended June 30, 2003	3
For the year ended December 31, 2002	4
Unaudited Pro Forma Combined Balance Sheet - June 30, 2003	5
Notes to Unaudited Pro Forma Combined Financial Information	6
(c) Exhibits	10

     On September 18, 2003, Fisher Scientific International Inc. (the “Company” or “Fisher”) filed a report on Form 8-K with the Securities and Exchange Commission reporting the acquisition described in Item 2 (the “Original Form 8-K”). This current report on Form 8-K/A amends the Original Form 8-K to include the financial statements and exhibits required by Item 7.

Item 2. Acquisition or Disposition of Assets.

     In September 2003, the Company acquired approximately 98.7 percent of the shares of Perbio Science AB (“Perbio”) for an aggregate purchase price of approximately $673 million and assumed net debt of approximately $44 million (the “Perbio Acquisition”). For a more detailed description of the Perbio Acquisition, see our current reports on Form 8-K filed on September 3, 2003 and September 25, 2003.

Item 7. Financial Statements and Exhibits.

     (a) Financial Statements of Acquired Business

     The consolidated financial statements of Perbio Science AB are attached hereto as listed in the index on page F-1 herein.

     (b) Pro Forma Financial Information

     The unaudited pro forma combined financial information presented includes the reported results for Fisher as reported in the Company’s Form 10-K or 10-Q, as applicable, for the periods presented. The unaudited pro forma combined financial information also includes the consolidated financial results of Perbio for the periods presented. The accounting principles applied in preparing Perbio’s financial statements comply with the Swedish Annual Accounts Act and those recommendations and opinions of the Swedish Financial Accounting Standards Council. Accordingly, the pro forma combined financial information also includes the reconciling items required to comply with accounting principles generally accepted in the United States of America.

     The unaudited pro forma combined balance sheet as of June 30, 2003 set forth below gives effect to the acquisition of Perbio by Fisher as if such transaction had occurred on June 30, 2003. The Perbio Acquisition was accounted for in accordance with Statement of Financial Accounting Standards No. 141, “Business Combinations” (“SFAS 141”). Estimates of acquisition liabilities relating to the integration of Perbio with Fisher’s operations have not been reflected in the unaudited pro forma combined balance sheet.

     The unaudited pro forma combined statements of operations for the six months ended June 30, 2003, and for the year ended December 31, 2002, as set forth below, give effect to the acquisition as if the transaction had occurred as of January 1, 2002. Potential cost savings from combining the operations have not been reflected in the unaudited pro forma combined statements of operations as there can be no assurance that any such cost savings will occur. Additionally, anticipated costs to integrate the operations and charges due to the estimated fair value increase to inventory have not been reflected in the unaudited pro forma combined statements of operations.

     The unaudited pro forma combined adjustments are based upon available information and upon certain assumptions that the Company believes are reasonable. All information and financial data concerning Perbio included in the unaudited pro forma combined financial information has been provided to Fisher by Perbio. The unaudited pro forma combined financial information is provided for informational purposes only and does not purport to be indicative of Fisher’s results of operations that would actually have been achieved had the acquisition been completed as of or for the periods presented, or that may be obtained in the future. The unaudited pro forma combined financial information should be read in conjunction with the audited and unaudited historical financial statements of Fisher and related notes thereto previously reported on Form 10-K and Form 10-Q, and Perbio and related notes thereto included herein.

FISHER SCIENTIFIC INTERNATIONAL INC.
UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
SIX MONTHS ENDED JUNE 30, 2003
(IN MILLIONS, EXCEPT PER SHARE DATA)

		Perbio	Perbio	US GAAP		Pro Forma
	Fisher	As Reported	As Reported	Reconciling Items		Adjustments		Pro Forma
	As Reported	(in SEK)	(in USD)	(Refer to Note 2)		(Refer to Note 3)		Combined

Sales	$1,697.9	1,033.0	$124.5	$0.1	(a)	$(4.4	)(a)	$1,818.0
Cost of sales	1,251.6	552.0	66.5	0.1	(a)	(4.4	)(a)	1,313.8
Selling, general and administrative expense	318.5	306.0	36.9	(0.5)	(b,c)	5.0	(b)	359.9

Income from operations	127.8	175.0	21.1	0.5		(5.0)		144.4
Interest expense	38.9	4.0	0.5	—		14.2	(c)	53.6
Other expense, net	47.6	—	—	—		—		47.6

Income before taxes and minority interest	41.3	171.0	20.6	0.5		(19.2)		43.2
Income tax provision	9.2	67.0	8.1	(0.1	)(d)	(4.2	)(d)	13.0

Income before minority interest	32.1	104.0	12.5	0.6		(15.0)		30.2
Minority interest	—	(1.0)	(0.1)	—		—		(0.1)

Net income	$32.1	103.0	$12.4	$0.6		$(15.0)		$30.1

Net income per common share:
Basic	$0.59							$0.55

Diluted	$0.55							$0.52

Weighted average common shares outstanding:
Basic	54.8							54.8

Diluted	58.2							58.2

See accompanying notes to unaudited pro forma financial information.

FISHER SCIENTIFIC INTERNATIONAL INC.
UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
YEAR ENDED DECEMBER 31, 2002
(IN MILLIONS, EXCEPT PER SHARE DATA)

		Perbio	Perbio	US GAAP		Pro Forma
	Fisher	As Reported	As Reported	Reconciling Items		Adjustments		Pro Forma
	As Reported	(in SEK)	(in USD)	(Refer to Note 2)		(Refer to Note 3)		Combined

Sales	$3,238.4	2,174.8	$223.9	$(7.9	)(a)	$(7.5	)(a)	$3,446.9
Cost of sales	2,383.3	1,175.0	121.0	(4.7	)(a)	(7.5	)(a)	2,492.1
Selling, general and administrative expense	612.2	619.1	63.7	(1.4)	(b,c)	10.0	(b,c)	684.5
Restructuring and other credits	(2.2)	—	—	—		—		(2.2)

Income from operations	245.1	380.7	39.2	(1.8)		(10.0)		272.5
Interest expense	91.3	15.0	1.5	—		29.6		122.4
Other expense, net	12.3	(0.9)	(0.1)	—		—		12.2

Income before income taxes, cumulative effect of accounting change and minority interest	141.5	366.6	37.8	(1.8)		(39.6)		137.9
Income tax provision	44.8	134.3	13.8	(1.3	)(d)	(13.6	)(d)	43.7

Income before minority interest and cumulative effect of accounting change	96.7	232.3	24.0	(0.5)		(26.0)		94.2
Minority interest	—	(2.2)	(0.2)	—		—		(0.2)

Income before cumulative effect of accounting change	$96.7	230.1	$23.8	$(0.5)		$(26.0)		$94.0

Basic income per common share before cumulative effect of accounting change	$1.77							$1.72

Diluted income per common share before cumulative effect of accounting change	$1.67							$1.63

Weighted average common shares outstanding:
Basic	54.5							54.5

Diluted	57.9							57.9

See accompanying notes to unaudited pro forma financial information.

FISHER SCIENTIFIC INTERNATIONAL INC.
UNAUDITED PRO FORMA COMBINED BALANCE SHEET
JUNE 30, 2003
(IN MILLIONS)

		Perbio	Perbio	US GAAP		Pro Forma
	Fisher	As Reported	As Reported	Reconciling Items		Adjustments		Pro Forma
	As Reported	(in SEK)	(in USD)	(Refer to Note 2)		(Refer to Note 3)		Combined

ASSETS
Current Assets
Cash and cash equivalents	$49.3	165.0	$20.7	$—		$—		$70.0
Accounts receivable	368.9	391.0	48.9	—		(1.1	)(e)	416.7
Inventories	264.7	591.0	74.0	10.2	(a)	23.0	(f)	371.9
Other current assets	127.1	1.0	0.1	—		—		127.2

Total current assets	810.0	1,148.0	143.7	10.2		21.9		985.8
Property, plant and equipment	344.0	467.0	58.5	—		—		402.5
Goodwill	505.1	219.0	27.4	(20.3	)(b)	428.8	(g)	941.0
Other assets	272.7	75.0	9.4	6.1	(e)	184.8	(g)	473.0

Total assets	$1,931.8	1,909.0	$239.0	$(4.0)		$635.5		$2,802.3

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Short-term debt	$14.5	—	$—	$—		$—		$14.5
Accounts payable	371.2	94.0	11.7	—		(1.1	)(c)	381.8
Accrued and other current liabilities	191.7	101.0	12.6	12.4	(a)	20.0	(c)	236.7

Total current liabilities	577.4	195.0	24.3	12.4		18.9		633.0
Long-term debt	919.5	559.0	70.0	—		672.6	(g)	1,662.1
Other liabilities	241.6	39.0	4.9	—		66.6		313.1
Minority interest	—	6.0	0.8	—		—		0.8

Total liabilities	1,738.5	799.0	100.0	12.4		758.1		2,609.0

Commitments and contingencies

Stockholders’ equity:
Common stock	0.5	185.0	23.2	—		(23.2)		0.5
Capital in excess of par value	681.8	—	—	—		—		681.8
Retained earnings (accumulated deficit)	(472.8)	647.0	81.0	(16.4)		(64.6)		(472.8)
Restricted Reserves	—	278.0	34.8	—		(34.8)		—
Accumulated other comprehensive loss	(15.2)	—	—	—		—		(15.2)
Treasury stock, at cost	(1.0)	—	—	—		—		(1.0)

Total stockholders’ equity	193.3	1,110.0	139.0	(16.4)		(122.6)		193.3

Total liabilities and stockholders’ equity	$1,931.8	1,909.0	$239.0	$(4.0)		$635.5		$2,802.3

See accompanying notes to unaudited pro forma financial information.

FISHER SCIENTIFIC INTERNATIONAL INC.

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

Note 1 — Basis of Presentation

The unaudited pro forma combined financial information presented includes the results of Fisher as reported in the Company’s Form 10-K or Form 10-Q, as applicable, for the periods presented. The unaudited pro forma combined financial information also includes the consolidated financial results of Perbio, for the periods presented. The accounting principles applied in preparing Perbio’s financial statements comply with the Swedish Annual Accounts Act and those recommendations and opinions of the Swedish Financial Accounting Standards Council.

On September 8, 2003, the Company acquired approximately 93.6 percent of the shares of Perbio and an additional 5.1 percent on September 19, 2003 for an aggregate purchase price of approximately $673 million and assumed net debt of approximately $44 million. The Company financed the Perbio Acquisition through (i) the sale of $300 million of 2.50% convertible senior notes due 2023, (ii) the sale of $150 million of 8% senior subordinated notes due 2013 and (iii) the borrowing of an additional $250 million of term loans under the Company’s senior secured credit facility.

The unaudited pro forma combined statement of operations for the six months ended June 30, 2003 gives effect to the transaction as if it had occurred on January 1, 2002. The historical statement of operations for Fisher is as filed in the Company’s Form 10-Q for the quarter then ended. The historical statement of operations for Perbio is included herein as listed in the index on page F-1 and is reflected in Perbio’s reporting currency of the Swedish Krone. Perbio’s historical statement of operations for the six months ended June 30, 2003 has been translated to U.S. Dollars using an average rate of 8.2996. The unaudited pro forma combined statement of operations for the year ended December 31, 2002 gives effect to the transaction as if it had occurred on January 1, 2002. The historical statement of operations for Fisher is for the Company’s calendar year ended December 31, 2002 as filed in the Company’s Form 10-K. The historical statement of operations for Perbio is included herein as listed in the index on page F-1 and is reflected in Perbio’s reporting currency of the Swedish Krone. Perbio’s historical statement of operations for the year ended December 31, 2002 has been translated to U.S. Dollars using an average rate of 9.7145. The unaudited pro forma combined balance sheet gives effect to the transaction as if it had occurred on June 30, 2003. The historical balance sheet for Fisher is as filed in the Company’s Form 10-Q for the quarter ended June 30, 2003. The historical balance sheet of Perbio is included herein as listed in the index on page F-1 and is presented in Perbio’s reporting currency of the Swedish Krone. Perbio’s historical balance sheet for June 30, 2003 has been translated to U.S. Dollars using the period end rate of 7.9886.

The unaudited pro forma combined financial information presented includes certain reconciling items required to comply with accounting principles generally accepted in the United States of America as discussed in Note 2 – Adjustments to Reconcile to U.S. GAAP. The unaudited pro forma combined financial information presented also includes certain pro forma adjustments discussed in Note 3 – Unaudited Pro Forma Combined Adjustments. The unaudited pro forma combined financial information does not purport to be indicative of the Company’s results of operations or financial position that would actually have been achieved had the transaction been completed for the periods presented, or that may be obtained in the future. The unaudited pro forma combined financial information should be read in conjunction with the audited and unaudited historical financial statements of Fisher and Perbio referred to above.

Note 2 – Adjustments to Reconcile to U.S. GAAP

The accounting principles applied in preparing Perbio’s financial statements comply with the Swedish Annual Accounts Act and those recommendations and opinions of the Swedish Financial Accounting Standards Council that came into force on January 1, 2002 which may differ in certain respects to accounting principles generally accepted in the United States of America (“US GAAP”).

The following adjustments reconcile Perbio’s historical financial statements to US GAAP for purposes of the pro forma presentation and are included in Note 23 to the consolidated financial statements of Perbio for the year ended

December 31, 2002 included herein as listed in the index on page F-1 and in Note 4 to the consolidated financial statements of Perbio for the six months ended June 30, 2003 included herein as listed in the index on page F-1.

(a)	Revenue Recognition
Perbio recognized revenue on certain bill-and-hold transactions when title was passed to the customer; delivery was probable; the items were on hand, identified, segregated, and ready for delivery to the customer at the time of recognition; the customer specifically acknowledged the deferred delivery instructions; and the usual payment terms applied to the sale. At the time of revenue recognition, Perbio did not have a fixed schedule for delivery of the goods as required by US GAAP, rather, it had agreed to a range of dates for delivery with the customer, typically within one year. Accordingly, bill-and-hold transactions have been recognized as revenue upon delivery to the customer. On the balance sheet, an adjustment to record deferred revenue and related inventory associated with the bill-and-hold transactions has also been recorded.

(b)	Goodwill
Perbio amortizes goodwill and other intangible assets over their estimated useful lives. US GAAP requires the use of a nonamortization approach to account for goodwill and indefinite-lived intangible assets. Accordingly, goodwill and indefinite-lived intangible assets have not been amortized, but instead are reviewed for impairment. The amortization expense adjustment was $0.9 million and $1.1 million for the six months ended June 30, 2003 and the year ended December 31, 2002, respectively.

In 1999, Perbio’s then parent reorganized its legal structure resulting in the creation of goodwill. Since then, Perbio has amortized this goodwill over its estimated useful life. In accordance with US GAAP, this transaction must be accounted for at historical cost resulting in no recognition of goodwill or related amortization expense. The amortization expense adjustment was $0.5 million and $1.1 million for the six months ended June 30, 2003 and the year ended December 31, 2002, respectively.

Perbio recorded the excess purchase price associated with certain acquisitions to goodwill. In accordance with US GAAP, the excess purchase price must be allocated to separately identifiable intangible assets apart from goodwill. Accordingly, certain reclassifications between goodwill and intangible assets have been recorded. US GAAP also requires that finite lived intangible assets be amortized over their estimated useful life. The amortization expense adjustment was $0.6 million and $0.6 million for the six months ended June 30, 2003 and the year ended December 31, 2002, respectively.

(c)	Stock-Based Compensation
Perbio maintains an incentive program for senior officers in the United States of America providing for the issuance of equity awards to such officers (the “2002 Incentive Stock Option Plan”). Awards granted under the 2002 Incentive Stock Option Plan entitled the holders to purchase shares in Perbio in August 2003 at a price of SEK 156.50 each. The 2002 Incentive Stock Option Plan allows for certain adjustments to the exercise price and number of awards granted. In accordance with accounting principles generally accepted in Sweden (“Swedish GAAP”), no compensation cost has been recorded for these “variable” equity awards. US GAAP requires that compensation expense for equity awards granted under variable plans be re-measured and recorded based on the current stock price at each reporting period. Accordingly, fair value has been calculated using the Black-Scholes option-pricing model and compensation expense has been recorded for each of the periods presented. The compensation expense adjustment was $0.3 million and $0.2 million for the six months ended June 30, 2003 and the year ended December 31, 2002, respectively.

(d)	Deferred Taxes
Deferred taxes have been recorded in connection with adjustments for bill-and-hold sales and goodwill deductible for tax purposes.

(e)	Intangible Assets
Represents an adjustment to reclassify finite lived intangible assets included in goodwill to other assets.

Note 3 – Unaudited Pro Forma Combined Adjustments

(a)	Represents the elimination of sales and cost of sales for transactions between Fisher and Perbio for the periods presented.

(b)	Represents an adjustment to amortize identifiable intangible assets with finite useful lives over periods ranging from 10-15 years. Goodwill and intangible assets related to the Perbio Acquisition have been accounted for in accordance with Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets” (“SFAS 142”). SFAS 142 provides for the nonamortization of goodwill and other indefinite lived intangible assets. Accordingly, the unaudited pro forma combined adjustments do not include amortization of goodwill and indefinite lived intangible assets.

(c)	Represents an adjustment for the financing of the purchase price of approximately $673 million through (i) the sale of $300 million of 2.50 percent convertible senior notes due 2023, (ii) the sale of $150 million principal amount of 8 percent senior subordinated notes due 2013, and (iii) the borrowing of an additional $250 million of term loans under the Company’s senior secured credit facility. Interest expense was calculated on the $250 million term loan using the average adjusted LIBOR rate for the period plus 2.25 percent, which was 3.5 percent for the six months ended June 30, 2003 and 4.0 percent for the year ended December 31, 2002. The pro forma combined balance sheet also reflects $20 million for accrued transaction costs.

(d)	Represents an adjustment for the tax effect on Perbio’s historical financial results and related unaudited pro forma adjustments at Fisher’s effective tax rate for the each period presented. Fisher’s effective tax rate was 30 percent for the six months ended June 30, 2003 and 32 percent for the year ended December 31, 2002.

(e)	Represents an adjustment to eliminate accounts receivable and accounts payable between Fisher and Perbio at June 30, 2003.

(f)	Represents an adjustment to reflect the fair value of the inventory acquired.

(g)	Represents an adjustment to allocate excess purchase price over the book value of the net assets acquired of $428.8 million to goodwill and $184.8 million to other intangible assets. The allocation of purchase price has been made based upon management estimates and third party valuations that have not been finalized. Accordingly, the purchase price allocation is preliminary.

Note 4 — Unaudited Pro Forma Earnings Per Share

Unaudited pro forma earnings per share is computed in accordance with Statement of Financial Accounting Standards No. 128, “Earnings Per Share” (“SFAS 128”). Unaudited pro forma basic net income per share is computed by dividing pro forma net income by Fisher’s historical weighted average number of shares of common stock outstanding during the period. Unaudited pro forma diluted net income per share is computed by dividing pro forma net income by Fisher’s historical weighted average number of shares of common stock outstanding during the period, including potential common shares from conversion of stock options and warrants using the treasury stock method, if dilutive.

The following table sets forth unaudited pro forma basic and diluted net income per share computational data for the periods presented (in millions, except per share amounts):

	Six Months	Year
	Ended	Ended
	June 30,	December 31,
	2003	2002

Unaudited pro forma net income	$30.1	$94.0

Weighted average shares of common stock outstanding used in the computation of basic net income per common share	54.8	54.5
Common stock equivalents(a)	3.4	3.4

Shares used in the computation of diluted net income per common share	58.2	57.9

Unaudited pro forma basic net income per common share	$0.55	$1.72

Unaudited pro forma diluted net income per common share	$0.52	$1.63

(a) The amount of outstanding antidilutive common stock options and warrants excluded from the computation of unaudited pro forma diluted net income per common share for the six months ended June 30, 2003 and for the year ended December 31, 2002 was 1.6 million and 1.3 million, respectively.

     The unaudited pro forma basic and diluted net income per common share does not purport to be indicative of the Company’s basic and diluted net income per common share that would actually have been achieved had the transaction been completed for the periods presented, or that may be obtained in the future.

(c) Exhibits

23.1 Consent of Ernst & Young AB

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Fisher Scientific International Inc.

By:	/s/ Todd M. DuChene

Name: Title:	Todd M. DuChene Vice President, General Counsel and Secretary

Dated: November 14, 2003

FISHER SCIENTIFIC INTERNATIONAL INC.

PERBIO SCIENCE AB (publ)

REPORT OF INDEPENDENT ACCOUNTANTS

To the general meeting of the shareholders of Perbio Science AB (publ)

We have audited the accompanying consolidated balance sheets of Perbio Science AB (publ) as of December 31, 2002 and 2001, and the related consolidated statements of income, and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Perbio Science AB (publ) as of December, 31, 2002 and 2001, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in Sweden.

Accounting principles generally accepted in Sweden vary in certain important respects from accounting principles generally accepted in the United States of America. The application of the latter would have affected the determination of consolidated net income for the years ended December 31, 2002 and 2001 and the determination of consolidated shareholders’ equity and consolidated financial position at December 31, 2002 and 2001 to the extent summarized in Note 23 to the consolidated financial statements.

Helsingborg, Sweden, March 4, 2003, except for Notes 23 and 24, as to which the date is November 12, 2003

/s/ Lars Träff	/s/ Ake Heden

Authorized Public Accountant Ernst & Young AB	Authorized Public Accountant Ernst & Young AB

Consolidated Statements of Income

		For the year ended	For the year ended
In Million SEK	Note	December 31, 2002	December 31, 2001

Net sales	1	2,174.8	1,898.7
Cost of goods sold	2	-1,175.0	-1,007.1

Gross profit		999.8	891.6

Selling expenses	2	-274.7	-246.7
Administrative expenses	2,3	-192.7	-190.1
Research and development expenses	2	-132.2	-106.3
Other operating income		7.8	5.4
Other operating expenses		-5.9	-5.8
Result from participations in associated companies		—	—

Operating profit before amortization of goodwill	4,17	402.1	348.1

Amortization of goodwill	2	-21.4	-21.3

Operating profit		380.7	326.8

Financial income and similar profit items	5	7.0	21.8
Financial expense and similar loss items	5	-21.1	-30.5

Profit after financial items		366.6	318.1

Taxes	6	-134.3	-124.3
Minority interest		-2.2	-0.7

Net profit		230.1	193.1

Earnings per share, SEK		6.29	5.33

Earnings per share after full dilution, SEK		6.20	5.20

See accompanying notes to consolidated financial statements.

Consolidated Balance Sheets

		As of	As of
In million SEK	Note	December 31, 2002	December 31, 2001

ASSETS
Fixed assets
Intangible assets
Goodwill	7	251.1	287.0
Other intangible assets	7	46.2	25.2

Total intangible assets		297.3	312.2
Tangible fixed assets
Land and buildings	8	206.3	181.6
Machinery and equipment	8	202.5	208.2
Construction in progress	8	77.1	79.9

Total fixed assets		485.9	469.7
Financial assets
Participations in associated companies	9	0.4	0.2
Other long-term financial assets		4.4	36.7
Other long-term assets	10	33.1	34.9

Total financial assets		37.9	71.8

Total long-term assets		821.1	853.7
Current assets
Inventories	11	557.4	670.8
Current receivables	12	336.4	360.7
Financial assets		0.9	1.5
Cash and bank		109.4	99.9

Total current assets		1,004.1	1,132.9

TOTAL ASSETS		1,825.2	1,986.6

See accompanying notes to consolidated financial statements.

Consolidated Balance Sheets (continued)

		As of	As of
In Million SEK	Note	December 31, 2002	December 31, 2001

SHAREHOLDERS’ EQUITY AND LIABILITIES
Shareholders’ equity	13
Restricted equity
Share capital		183.0	181.6
Restricted reserves		266.2	335.0
Non-restricted equity
Non-restricted reserves		466.9	383.7
Net profit for the year		230.1	193.1

Total shareholders’ equity		1,146.2	1,093.4
Minority interest	14	5.8	5.3
Provisions
Deferred tax	6	32.9	10.1
Long-term liabilities
Liabilities to credit institutions	15	416.4	590.7
Other liabilities	15	6.4	1.2

Total long-term liabilities		422.8	591.9
Current liabilities
Accounts payable – trade		91.1	123.4
Other operating liabilities	16	126.4	162.5

Total current liabilities		217.5	285.9

TOTAL SHAREHOLDERS’ EQUITY AND LIABILITIES		1,825.2	1,986.6

Pledged assets		None	None
Contingent liabilities	20	6.3	7.7

See accompanying notes to consolidated financial statements.

Consolidated Statements of Cash Flows

		For the year ended	For the year ended
In Million SEK	Note	December 31, 2002	December 31, 2001

Current activities
Profit after financial items	5	366.6	318.1
Adjustment for items not included in cash flow
Amortization of goodwill	2	21.4	21.3
Other depreciation	2	74.7	73.5
Tax paid		-155.2	-146.9

Cash flow from operating activities before changes in working capital		307.5	266.0
Changes in working capital
Inventories		14.8	-105.0
Other operating assets		-23.2	100.4
Other liabilities		4.2	43.9

Cash flow from operating activities		303.3	305.3
Investment activities
Investments, net		-158.1	-138.8
Acquisition of businesses	21,22	-79.7	-1.6

Cash flow from investing activities		-237.8	-140.4
Financial activities
New issue of shares		13.0	20.0
Amortization of loans/loans raised		-48.3	-131.5
Changes in provisions and minority interest		-1.8	9.4

Cash flow from financing activities		-37.1	-102.1

Net cash flow for the period		28.4	62.8
Cash and bank assets at start of period		99.9	54.8
Difference in exchange rate		-18.9	-17.7

Cash and bank assets at end of period		109.4	99.9

See accompanying notes to consolidated financial statements.

ACCOUNTING PRINCIPLES

Amounts given in million Swedish Krone (SEK m) unless otherwise stated.

General

The accounting principles applied in preparing the consolidated financial statements comply with the Swedish Annual Accounts Act and those recommendations and opinions of the Swedish Financial Accounting Standards Council that came into effect on January 1, 2002 (and January 1, 2001 for the year ended December 31, 2001).

Consolidated accounts

The consolidated financial statements of Perbio Science AB (publ) (the “Company” or “Perbio”) include Perbio Science AB, (the “Parent Company”), and companies in which the Parent Company’s direct or indirect holdings correspond to more than 50 percent of the voting shares, or in which the Parent Company has a controlling interest by other means. In cases where the Parent Company’s ownership is between 20 percent and 50 percent and where this ownership is long-term, these are reported as associated companies in accordance with the equity method.

Companies acquired are included in the consolidated accounts as of the date of acquisition, and companies divested are included in the accounts up to and including the date of divestment.

Minorities share of the profit after tax is reported as minority interest in the income statement. Minorities’ share of subsidiaries equity is reported as a separate item in the balance sheet.

All business combinations have been accounted for using the purchase method.

Perbio applies the current method in translating the accounts of foreign subsidiaries into Swedish Krone. Accordingly, the average exchange rates for the fiscal period are used in translating the income statements, while the balance sheets are translated using the rate as of the closing day of the fiscal year. Translation differences that arise as a result of differences in the average and year-end rates are recorded directly in consolidated shareholders’ equity.

Revenue Recognition

Revenue is measured at the fair value of the products sold. Revenue is recorded when the Company transfers to the buyer all significant risks and rewards of ownership of the goods.

In accordance with Swedish Financial Accounting Standards Council’s recommendation RR 11 “Revenue”, which is based on International Accounting Standard No. 18, the Company recognizes revenue on bill and hold sales when all of the following criteria are met:

•	Delivery is delayed at the customer’s request;

•	The customer takes title to the products;

•	It is probable that delivery will be made;

•	The item is on hand, identified and ready for delivery to the customer at the time the sale is recognized;

•	The customer specifically acknowledges the deferred delivery instructions; and

•	The usual payment terms apply.

Research and development expenses (R & D)

The goal for Perbio’s R&D activities is to develop products and solutions that offer customers faster analyses, easy use, higher quality, lower cost, safety, stability and traceability. In many cases, development work is carried out in close collaboration with customers. Perbio’s product portfolio includes a very high number of products. The development time for products in Perbio’s fields is generally relatively short.

The Swedish Financial Accounting Standards Council’s recommendation RR 15 “Intangible assets” contains rules on the reporting of research and development expenses. Under RR 15, development expenses are to be capitalized only if they comply with the definition of an intangible asset, which includes criteria for identifiability, separability and control over the assets. It must also be likely that the R&D expenses will provide future benefits to the company and it must be possible to quantify the cost of the asset. RR 15 also requires that development expenses meet various other conditions if they are to be capitalized.

The development projects run by the Company as described above do not normally meet the capitalization criteria set out in RR 15. Thus, all research and development expenses in 2002 and 2001 were expensed as incurred.

Acquired know-how, patents, etc. are capitalized and amortized over their estimated economic useful life.

Borrowing costs

In accordance with the Swedish Financial Accounting Standards Council’s recommendation RR 21, borrowing costs are not capitalized with the exception of those relating to construction of buildings and related fixed assets (see Note 8).

Amortization and depreciation

Depreciation is calculated according to the acquisition price (after write-down where appropriate) and expected economic life of each asset.

The following table shows amortization and depreciation periods for the various types of fixed assets:

Buildings	10-40 years
Machinery and equipment	5-15 years
Land based equipment	6-35 years
Goodwill	5-20 years
Know-how, patents, etc.	5-20 years
Computers	maximum 5 years

Land and ongoing construction are not depreciated.

The amortization period for goodwill is determined individually for each acquisition and based on the geographical distribution of potential sales, on market share and market potential, entry barriers, growth and technological threats. A weighing of these factors yields an amortization period of between five and 20 years. Based on the above considerations, the amortization period of the goodwill that arose when the group was originally formed was set at 20 years.

The amortization periods for know-how, patents and other intellectual rights are between five and 20 years and are determined using the same criteria as for goodwill.

Other income and expenses

These include foreign exchange gains/losses on operational transactions, penalty interest, and revenue from renting real estate and capital gains/losses on the sale of fixed assets.

Inventories

Inventories are valued at the lower of acquisition value or fair value. Acquisition value is determined according to the “first in, first out” principle.

Receivables

Receivables have been reported at the expected amount to be received.

Receivables and liabilities in foreign currency

Receivables and liabilities in foreign currency are translated at the exchange rate on closing day.

Exchange gains and losses on operating receivables and liabilities are accounted for in the operating results. Gains and losses on financial receivables and liabilities are reported as financial items.

Pensions

For pensions, Perbio follows applicable pension schemes in the individual countries of operation. Premiums are paid by way of regular payments. There is no pension liability as of December 31, 2002 or 2001 that is not covered by pension insurance or allocations to independent retirement funds.

Taxes

Tax expenses for the year consist of current tax, deferred tax, tax attributable to the share in profits from associated companies, and other taxes (withholding tax, etc.). Tax is calculated according to the current applicable tax rates in the countries concerned.

Current tax is assessed on taxable income or loss for the year according to the tax regulations in the countries concerned. The amount for current tax includes any adjustments to current tax in previous periods.

Deferred tax assets and liabilities relating to temporary differences between the book value and the taxable value of assets and liabilities are reported in the consolidated financial statements. This also applies to deferred tax assets relating to unused operating loss carry-forwards where it is probable that the loss carry-forward will be utilized to reduce future taxable income.

Leasing agreements

In accordance with the Swedish Financial Accounting Standards Council’s recommendation RR 6, leasing agreements are divided into operational and financial leasing. Financial leasing applies when the financial risks and benefits normally associated with ownership are essentially transferred to the lessee. In other cases, operational leasing applies.

The Company has not entered into any material financial leasing agreements.

Cash flow

The Company’s statement of cash flow is prepared by using the indirect method in accordance with Swedish Financial Accounting Standards Council’s recommendation RR 7, which is consistent with IAS 7 “Cash Flow Statements”. The cash flow statement is translated into Swedish Krone using average exchange rates including changes in operating capital, investing and financing activities since the majority of the transactions are executed in US dollars and other foreign currencies.

Certain operating assets classified as fixed assets in the balance sheet have also been included in working capital.

New reporting recommendations entering into force on January 1, 2003

In accordance with the Swedish Financial Accounting Standards Council’s recommendation RR 25, Perbio Science will publish segment reporting by business segment and geographical segment beginning January 1, 2003. The primary segments are Perbio’s three division (Bioresearch, Cell Culture and Medical Device) and the secondary segments are its geographical regions.

Exchange rates

The income statement and balance sheet for foreign subsidiaries in the countries listed below have been translated to Swedish krone using with the following exchange rates.

			Average rate of exchange		Exchange rate

			For the year ended	For the year ended	As of	As of
Country	Unit	Currency	December 31, 2002	December 31, 2001	December 31, 2002	December 31, 2001

Australia	1	AUD	5.2787	—	4.975	—
Canada	1	CAD	6.1920	—	5.6300	—
China	1	CNY	1.1716	1.2473	1.0700	1.2900
EMU	1	EUR	9.1627	9.2509	9.1925	9.4190
New Zealand	1	NZD	4.4980	4.3430	4.5975	4.4275
Switzerland	1	CHF	6.2449	—	6.3235	—
UK	1	GBP	14.5797	14.8687	14.1475	15.4750
USA	1	USD	9.7243	10.3258	8.8250	10.6675

Notes to Consolidated Financial Statements

NOTE 1. NET SALES
The Company consists of three divisions:

BIORESEARCH
The Bioresearch Division supplies a wide range of products and services used to study proteins for life science research and drug discovery as well as amidites and nucleotides for nucleic acid-based pharmaceuticals and diagnostics.

CELL CULTURE
The Cell Culture Division is a world-leading supplier of animal sera, cell culture media, sterile process liquids and liquid handling systems (called Bioprocess Containers or BPCs) for animal cell culture-based research and protein-based drug production.

MEDICAL DEVICE
The Medical Device Division primarily supplies products related to voice rehabilitation including disposable heat and moisture exchangers (HMEs) used by people who have undergone laryngectomy.

Net sales by division and geographic market are presented in the following tables.

	Year ended December 31

Net sales by division	2002	2001

Bioresearch	810.7	783.7
Cell Culture	1,178.5	966.6
Medical Device	185.6	148.4

Total	2,174.8	1,898.7

Net sales by geographic market	2002	2001

Europe	577.3	504.8
North America	1,449.2	1,264.5
Rest of the world	148.3	129.4

Total	2,174.8	1,898.7

NOTE 2. DEPRECIATION EXPENSE
Depreciation is based on acquisition price and expected economic life of assets, as stipulated in ‘Accounting Principles’ above.

	Year ended December 31

Depreciation expense by asset type	2002	2001

Land and buildings	-8.0	-8.3
Machinery and equipment	-59.7	-58.4
Other intangible assets	-7.0	-6.8

Total	-74.7	-73.5

Amortization of goodwill:	-21.4	-21.3

Depreciation expense by function	2002	2001

Production	-32.8	-32.6
Sales	-6.0	-6.4
Administration	-27.7	-24.7
Research & development	-8.2	-9.8

Total	-74.7	-73.5

Amortization of goodwill:	-21.4	-21.3

NOTE 3. AUDITOR’S FEES AND REMUNERATIONS

	Year ended December 31

Ernst & Young:	2002	2001

Audit assignments	2.5	1.4
Other assignments	2.8	4.6

	5.3	6.0
Other auditors:
Audit assignments	0.3	0.2
Other assignments	0.1	0.1

	0.4	0.3

Total	5.7	6.3

Other assignments were essentially rendered in audit-related areas, such as accounting and tax, and advice in connection with acquisitions of new businesses.

NOTE 4. LEASING
Leasing fees for operational leasing charged to the operating profit total 22.9 for the year ended December 31, 2002 (12.4 for the year ended December 31, 2001) and refer primarily to leased premises used for manufacturing, laboratory and office space. The Company also has a leasing agreement regarding land in New Zealand, as well as office equipment in accordance with customary commercial terms. Contracted future commitments amount to 60.5 for the year ended December 31, 2002 (37.6 for the year ended December 31, 2001), of which 17.0 for the year ended December 31, 2002 (10.1 for the year ended December 31, 2001) is payable within one year, 15.3 for the year ended December 31, 2002 (11.1 for the year ended December 31, 2001) within 1-2 years, and 28.2 for the year ended December 31, 2002 (16.4 for the year ended December 31, 2001) within 2-5 years.

NOTE 5. FINANCIAL INCOME AND EXPENSES

	Year ended December 31

	2002	2001

Interest income, etc.
Interest	2.3	6.7
Capital gain — financial assets	0.2	—
Exchange gain	4.5	15.1

Total	7.0	21.8

	2002	2001
Interest expense, etc.
Interest	-15.0	-30.5
Exchange loss	-6.1	—

Total	-21.1	-30.5

Interest received was 2.3 for the year ended December 31, 2002 (6.7 for the year ended December 31, 2001).

Interest paid was 16.4 for the year ended December 31, 2002 (40.0 for the year ended December 31, 2001).

The Company capitalized interest of 1.4 for the year ended December 31, 2002 (0.5 for the year ended December 31, 2001).

NOTE 6. TAXES

	Year ended December 31

	2002	2001

Current tax expenses	-138.8	-132.0
Deferred tax	4.5	8.2
Other taxes	—	-0.5

Total	-134.3	-124.3

Swedish corporate income tax amounted to 28 % for the years ended December 31, 2002 and 2001. However, the Company’s effective tax rate based on profits after financial items amounted to 38.8 % for the year ended December 31, 2002 (39.1% for the year ended December 31, 2001) excluding the reversal of excess tax in the United States of America from 1999 and 2000 of 8.0.

The significant reasons for the differences in assessed tax according to the tax rate in Sweden and the actual tax in the Company is as follows:

	Year ended December 31		Year ended December 31
	2002		2001

		%		%
Profit after financial items	366.6		318.1
Tax after using Swedish tax rate	-102.6	28.0	-89.0	28.0
Difference between tax rate in Sweden and abroad	-33.9	9.2	-29.2	9.2
Tax attributable to earlier periods	8.0	-2.2	-1.0	0.3
Amortization of goodwill	-4.8	1.3	-4.4	1.4
Non-deductible expenses	-0.7	0.2	-1.7	0.5
Non-taxable income	0.0	0.0	0.3	-0.1
Used loss carry forwards	—	—	0.9	-0.3
Other, net	-0.3	0.1	-0.2	0.1

	-134.3	36.6	-124.3	39.1

Deferred tax assets and liabilities of the Company:

	As of December 31

Deferred tax assets	2002	2001

Loss carry forward, gross	4.4	6.9
Internal profit in inventories	10.7	11.3
Inventory valuations	0.0	2.4
Provision for obsolescence	5.6	0.0
Other deductible temporary differences	4.4	1.5

Total	25.1	22.1

	As of December 31

Deferred tax liabilities	2002	2001

Untaxed reserves	15.1	9.8
Accelerated depreciation on fixed assets	14.3	—
Other taxable temporary differences	3.5	0.3

Total	32.9	10.1

NOTE 7. INTANGIBLE ASSETS

		Other intangible
	Goodwill	assets

Acquisition value as of January 1, 2001	306.4	57.6
Reclassification	—	4.0
Exchange rate differences	34.4	4.1

Accumulated acquisitions values as of December 31, 2001	340.8	65.7

Accumulated amortization as of January 1, 2001	-30.4	-26.9
Amortization for the year	-21.3	-6.8
Reclassification	—	-4.0
Exchange rate differences	-2.5	-2.8

Accumulated amortization as of December 31, 2001	-53.8	-40.5

Reported value as of December 31, 2001	287.0	25.2

Acquisition value as of January 1, 2002	340.8	65.7
Acquisition of businesses	34.8	30.7
Investments	—	0.1
Reclassification	—	1.0
Exchange rate differences	-60.8	-8.7

Accumulated acquisitions values as of December 31, 2002	314.8	88.8

Accumulated amortization as of January 1, 2002	-53.8	-40.5
Amortization for the Year	-21.4	-7.0
Exchange rate differences	11.5	4.9

Accumulated amortization as of December 31, 2002	-63.7	-42.6

Reported value as of December 31, 2002	251.1	46.2

NOTE 8. FIXED ASSETS

		Machinery and	Construction in
	Land and buildings	equipment	progress	Total

Acquisition value as of January 1, 2001	203.8	422.1	4.4	630.3
Acquisition of businesses	—	0.4	—	0.4
Investments	26.4	52.5	60.0	138.9
Sales and disposals	—	-2.2	—	-2.2
Reclassifications	—	-13.0	13.0	—
Exchange rate differences	23.9	46.4	2.5	72.8

Accumulated acquisition values as of December 31, 2001	254.1	506.2	79.9	840.2

Accumulated depreciation as of January 1, 2001	-57.3	-217.7	—	-275.0
Acquisition of business	—	-0.2	—	-0.2
Depreciation for the year	-8.3	-58.4	—	-66.7
Sales and disposals	—	0.2	—	0.2
Exchange rate differences	-6.9	-21.9	—	-28.8

Accumulated depreciation as of December 31, 2001	-72.5	-298.0	—	-370.5

Reported value as of December 31, 2001	181.6	208.2	79.9	469.7

Acquisition value as of January 1, 2002	254.1	506.2	79.9	840.2
Acquisition of businesses	—	8.3	—	8.3
Investments	8.5	34.3	115.4	158.2
Sales and disposals	—	-3.1	—	-3.1
Reclassifications	59.5	43.5	-103.0	0.0
Exchange rate differences	-48.1	-84.0	-15.2	-147.3

Accumulated acquisition values as of December 31, 2002	274.0	505.2	77.1	856.3

Accumulated depreciation as of January 1, 2002	-72.5	-298.0	—	-370.5
Depreciation for the year	-8.0	-59.7	—	-67.7
Sales and disposals	—	2.1	—	2.1
Exchange rate differences	12.8	52.9	—	65.7

Accumulated depreciation as of December 31, 2002	-67.7	-302.7	—	-370.4

Reported value as of December 31, 2002	206.3	202.5	77.1	485.9

Ongoing new plant includes 56.4 as of December 31, 2002 (49.7 as of December 31, 2001) for the construction of new production premises for HyClone Laboratories Inc. in the US. Capitalized interest during 2002 for completed and ongoing new plant amounts to 1.4 as of December 31, 2002 (0.5 as of December 31, 2001). Commitment for new investment for buildings in HyClone Laboratories Inc amounts to 7.8 as of December 31, 2002.

NOTE 9. SHARES IN ASSOCIATED COMPANIES
The Company’s consolidated shareholdings in associated companies refers to HyClone Laboratories Inc. 50 % share ownership in HyNetics LLC, USA, with a book value of thousand SEK 441, including capital injection of thousand SEK 292 (thousand USD 30) provided in the year ended December 31, 2002 (thousand SEK 214 at December 31, 2001).

NOTE 10. OTHER LONG-TERM ASSETS

	As of December 31

	2002	2001

Deferred tax (note 6)	25.1	22.1
Other long-term receivables	8.0	12.8

Total	33.1	34.9

NOTE 11. INVENTORIES

	As of December 31

	2002	2001

Raw materials	138.3	153.9
Work in progress	78.4	95.0
Finished products	340.5	421.7
Advance payments to suppliers	0.2	0.2

Total	557.4	670.8

NOTE 12. CURRENT RECEIVABLES

	As of December 31

	2002	2001

Accounts receivable — trade	260.6	290.5
Prepaid expenses:
Prepaid insurance premiums	8.2	8.1

	As of December 31

	2002	2001

Prepaid catalog costs	4.6	11.7
Prepaid license fees	7.1	6.7
Advance payments to suppliers	4.7	14.8
Other items	7.0	5.2
Tax receivables	20.6	11.2
VAT Claims	17.1	9.4
Other receivables	6.5	3.1

Total	336.4	360.7

NOTE 13. CHANGES IN SHAREHOLDERS’ EQUITY

			Non-restricted
	Share capital	Restricted reserves	equity	Total

Balance as of January 1, 2001	179.2	263.4	355.8	798.4
New share issue	2.4	17.6	—	20.0
Transfer between restricted and non-restricted equity	—	7.2	-7.2	—
Profit for the year	—	—	193.1	193.1
Translation differences	—	46.8	35.1	81.9

Balance as of December 31, 2001	181.6	335.0	576.8	1,093.4

Balance as of January 1, 2002	181.6	335.0	576.8	1,093.4
New share issue	1.4	11.6	—	13.0
Transfer between restricted and non-restricted equity	—	48.0	-48.0	0.0
Profit for the year	—	—	230.1	230.1
Translation difference	—	-128.4	-61.9	-190.3

Balance as of December 31, 2002	183.0	266.2	697.0	1,146.2

Cumulative translation adjustment reported directly in equity amounts to -41.4 as of December 31, 2002 (148.9 as of December 31, 2001).

Share capital comprises as of December 31, 2002 of 36,608,420 (36,312,795 as of December 31, 2001) shares with a nominal value of SEK 5 per share.

NOTE 14. MINORITIES’ INTEREST

Minorities’ share in equity refers to Platon Medical Ltd., England (28%) and National HyClone Bio-Engineering Co. Ltd., China (49%).

NOTE 15. LONG-TERM LIABILITIES
Liabilities to Credit Institutions

The Company’s financing is done through loans raised by the Parent Company from Swedish credit institutes. The terms of credit are 1 and 3 years with a due date in September 2003 and October 2005. As of December 31, 2002, the Company’s unused line of credit totaled 408.6 (264.1 as of December 31, 2001).

The Company’s long-term liabilities by currency is as follows:

	Amount (million local currency)		Book value
	as of December 31		as of December 31

Currency	2002	2001	2002	2001

USD	38.7	49.1	341.8	523.9
GBP	3.4	3.4	47.5	52.0
NZD	3.9	—	17.9	—
EUR	1.7	1.7	15.6	16.0

Total long-term liabilities			422.8	591.9

NOTE 16. OTHER OPERATING LIABILITIES

	As of December 31

	2002	2001

Tax liabilities	11.2	44.4
Advance payments from customers	19.0	15.5
Other liabilities	10.4	10.7
Accrued expenses:
Accrued interest payments	0.4	0.7
Accrued salaries and other payroll benefits	44.6	43.6
Insurance premiums	0.1	0.3
Consultancy fees	4.9	6.5

	As of December 31

	2002	2001

Commissions	13.5	21.5
Royalties	5.0	1.5
Other items	17.3	17.8

Total	126.4	162.5

NOTE 17. EMPLOYEES

	As of December 31

	2002		2001

Average no. Employees	Number	% Women	Number	% Women

Parent company in Sweden	5	40	5	40
Subsidiaries in:
Sweden	85	65	78	67
US	962	38	787	39
New Zealand	43	47	36	56
England	62	50	49	55
Belgium	29	69	21	71
France	5	40	5	40
China	24	46	23	35
Germany	7	43	5	40
Netherlands	1	0	0	0
Australia	4	25	0	0
Canada	14	14	0	0

Total	1,241	41	1,009	43

	As of December 31

No. Employees per division	2002	2001

Bioresearch	370	353
Cell Culture	759	615
Medical Device	132	116
Parent Company	5	5

Total	1,266	1,089

Salaries, other remuneration and social security contributions:

	Year ended December 31

Salaries and other				Thereof
remuneration	Social costs			pension costs
2002	2001	2002	2001	2002	2001

481.6	439.1	119.5	105.0	21.1	18.6

Salaries and other remuneration allocated by country for Board Members including Managing Directors and other employees:

	Year ended December 31

	Board and		Thereof bonuses		Other employees
	Managing Directors*
	2002	2001	2002	2001	2002	2001

Sweden	7.6	4.9	1.2	1.2	27.4	25.5
US	7.8	6.9	1.0	1.9	394.2	369.3
Belgium	—	—	—	—	10.3	8.5
England	0.2	0.3	—	—	16.7	13.0
New Zealand	—	—	—	—	7.5	5.6
France	—	—	—	—	1.9	1.6
Germany	0.1	—	—	—	3.1	2.2
China	—	—	—	—	2.3	1.3
Australia	—	—	—	—	0.5	—
Netherlands	—	—	—	—	0.5	—

	Year ended December 31

	Board and		Thereof bonuses		Other employees
	Managing Directors*
	2002	2001	2002	2001	2002	2001

Canada	—	—	—	—	1.5	—

Total	15.7	12.1	2.2	3.1	465.9	427.0

*	Including Deputy Managing Director from November 1, 2002.

NOTE 18. WARRANTS FOR SENIOR OFFICERS

1999 warrant program

In December 1999, four bond loans with a total of 1,870 000 detachable warrants were issued to senior officers of the Company. A total of 1,332,500 warrants have been taken up by 12 senior officers. As of December 31, 2002 a total of 816,250 warrants had been exercised, including 295,625 in 2002. The outstanding warrants are divided into two equal portions for exercise by March 1, 2003 and September 1, 2003 at a strike price of SEK 47 and SEK 49, respectively.

2002 warrant program

The extraordinary general meeting of August 27, 2002 resolved to introduce an incentive program for senior officers in the USA not covered by the 1999 warrant program. The new program involves the issue of 210,000 warrants, equivalent to maximum dilution of 0.6 percent. These warrants will entitle the holders to purchase shares in Perbio Science AB in August 2003 at a price of SEK 156.50 each.

NOTE 19. REMUNERATION OF SENIOR OFFICERS

The chairman and other members of the board are paid fees at a rate decided at the annual general meeting. However, no such fees are payable to board members employed by the Company and no additional fees are payable for committee work. The annual general meeting in April 2002 set the total fees payable to the board for the coming year at SEK 600,000. The board then resolved that SEK 200,000 of this to be paid to its chairman.

Senior officers are defined as the chairman of the board and the members of the corporate management team, which comprises the CEO, the CFO, the group controller and the presidents of the three divisions. The remuneration payable to the CEO and other senior officers consists of a fixed component (basic salary), a variable component (bonuses), pension benefits and other benefits. Senior officers also participate in the 1999 warrant program.

The balance between the fixed and variable components is to be commensurate with the responsibilities and powers of the officer in question. For the CEO, the variable component can amount to a maximum of 40 percent of his basic salary. For other senior officers, the variable component can amount to a maximum of 16-40 percent of their basic salary. The variable component is based on performance relative to individually determined targets.

	For the year ended December 31, 2002

	Basic	Variable	Other
	salary/fees	component	Benefits	Pension	Other remuneration	Total

Chairman of the board	0.2	—	—	—	—	0.2
Other board members	0.4	—	—	—	—	0.4
CEO	2.6	1.0	0.0	0.5	2.3	6.4
Other senior officers	8.4	1.6	0.2	1.2	—	11.4

Total	11.6	2.6	0.2	1.7	2.3	18.4

NOTES TO THE TABLE

•	Variable component consists of bonus expense in 2002 and payable in 2003

•	Other benefits consist of car allowance, health insurance and living allowance

The Company’s former CEO was paid salary and other benefits of 5.0 (3.0 in 2001), including a bonus of 1.0 (1.0 in 2001) and severance pay of 2.0, equivalent to ten month’s salary, agreed as part of his move from CEO to chairman of the board. The company also paid pension premiums of 0.8 (0.4 in 2001). The above compensation is in line with an agreement reached on the renegotiation of the terms agreed at the end of 2001.

The current CEO has been entitled to an annual salary of USD 350,000 since November 1, 2002. This salary is to be adjusted annually beginning in January 1, 2004. In addition to this basic salary, he is eligible for a bonus of up to 40% of his basic salary. Any such bonus is not assumed to have an impact on the pension premiums paid by the Company. The terms of the agreement mean that the CEO has the same insurance benefits as employees of the Company’s subsidiary HyClone Laboratories Inc, which include customary American pension benefits (401

(k) contribution plan). The anticipated annual cost of these premiums is estimated to be USD 20,000. The Company also pays an annual car allowance of USD 7,200.

The CEO is entitled to 24 months’ notice, including basic salary and other benefits during this period, and the Company is entitled to 12 months’ notice.

The other members of the corporate management team have individual contracts of employment and are covered by pension plans for which the various companies pay premiums corresponding to practice in each country. None of these agreements provide for early retirement benefits.

The other members of the corporate management team are entitled to a maximum of 24 months’ notice. No further expenses are expected to be payable by the companies following the expiration of the notice period.

NOTE 20. CONTINGENT LIABILITIES

	As of December 31

	2002	2001

Security to Illinois EPA	6.3	7.7

Total	6.3	7.7

The security, which has been pledged to Illinois Environmental Protection Agency, is designed to cover any obligations resulting from a leak from an underground tank over 20 years ago. The leak has been rectified in accordance with instructions from the environmental authority. The amount of money includes a forecast 30-year cost for maintenance and control of monitoring measurements.

NOTE 21. ACQUISITIONS OF BUSINESSES

A total of 79.7 was invested in acquisitions of business operations during the year ended December 31, 2002. The value of the assets acquired breaks down as follows:

Intangible fixed assets	30.7
Goodwill	34.8
Tangible fixed assets	8.3
Inventories	2.9
Other current assets	3.0

Total assets acquired	79.7

NOTE 22. GROUP COMPANIES

Perbio Science AB — Group companies

	Registered		Corp	Owner-
Company	Office	Country	Reg no	ship

Pierce Biotechnology Inc.	Rockford, IL	US		100%
Perbio Science Inc.	Rockford, IL	US		100%
Pierce Milwaukee Inc.	Milwaukee, WI	US		100%
Pierce Milwaukee Holding Corp.	Milwaukee, WI	US		100%
Pierce Milwaukee LLC	Milwaukee, WI	US		100%
HyClone Laboratories Inc	Logan, UT	US		100%
National HyClone Bio-Engineering Co., Ltd.	Lanzhou	China		51%
HyClone International Trade (Tianjin) Co., Ltd.	Tianjin	China		100%
HyClone UK Ltd.	Cramlington	England	3721319	100%
Perbio Science UK Ltd.	Tattenhall	England	1120337	100%
HyClone AB	Helsingborg	Sweden	556368-5255	100%
Perbio Science (Australia) PTY: Limited	Sydney	Australia	ACN 099692243	100%
Perbio Science (Canada) Inc.	Calgary	Canada	209.838.408	100%
Perbio Science NV	Erembodegem-Aalst	Belgium	455.412.129	100%
Perbio Science France SAS	Bezons	France	423 712 801 RCS	100%
Perbio Science Deutschland GmbH	Bonn	Germany	HRB 74999	100%
Perbio Science Nederland BV	Etten-Leur	Netherlands	H20100337	100%

	Registered		Corp	Owner-
Company	Office	Country	Reg no	ship

Perbio Science Switzerland A/G	Lausanne	Switzerland	11851	100%
Perbio Science Projekt AB	Helsingborg	Sweden	556200-9422	100%
Perbio Science International Netherlands BV	Amsterdam	Netherlands		100%
Atos Medical Holding AB	Hörby	Sweden	556598-8515	100%
Atos Medical AB	Hörby	Sweden	556268-7607	100%
Atos Medical Inc	Milwaukee, WI	US		100%
Platon Medical Ltd	Eastborne	England	GB661996684	72%
Atos Medical GmbH	Wiesbaden	Germany	25HRB13402	100%
Perbio Science Invest AB	Helsingborg	Sweden	556579-3865	100%

NOTE 23. RECONCILIATION TO U.S. GAAP

The consolidated financial statements of Perbio have been prepared in accordance with accounting principles generally accepted in Sweden (“Swedish GAAP”), which differs in certain aspects from generally accepted accounting principles in the United States (“U.S. GAAP”). Application of U.S. GAAP would have affected the results of operations for each of the years ended December 31, 2002 and 2001 and the balance sheets as of December 31, 2002 and 2001 to the extent described below.

Reconciliation of net income from Swedish GAAP to U.S. GAAP:

			Year ended
			December 31

			2002	2001

NET INCOME AS REPORTED IN THE CONSOLIDATED FINANCIAL STATEMENTS UNDER SWEDISH GAAP			230.1	193.1
U.S. GAAP RECONCILING ADJUSTMENTS
Revenue recognized on bill and hold transactions	(a	)	(76.9)	(46.0)
Cost of goods sold recognized on bill and hold transactions	(a	)	46.1	14.5
Goodwill and purchased intangible assets	(b	)	4.8	—
Purchase accounting difference related to reorganization	(c	)	10.3	11.0
Purchase accounting related to contingent consideration	(d	)	0.4	—
Stock-based compensation	(e	)	(1.6)	—
Deferred taxes	(f	)	12.9	12.6

SUBTOTAL OF U.S. GAAP RECONCILING ADJUSTMENTS			(4.0)	(7.9)

NET INCOME IN ACCORDANCE WITH U.S. GAAP			226.1	185.2

NET INCOME PER SHARE, SEK			6.18	5.12

NET INCOME PER SHARE AFTER FULL DILUTION, SEK			6.09	4.99

Reconciliation of shareholders’ equity from Swedish GAAP to U.S. GAAP:

			As of December 31

			2002	2001

SHAREHOLDERS’ EQUITY AS REPORTED IN THE CONSOLIDATED FINANCIAL STATEMENTS UNDER SWEDISH GAAP			1,146.2	1,093.4
U.S. GAAP RECONCILING ADJUSTMENTS
Gross profit recognized on bill and hold transactions	(a	)	(81.0)	(64.1)
Goodwill and purchased intangible assets	(b	)	4.6	—
Purchase accounting difference related to reorganization	(c	)	(172.0)	(221.6)
Purchase accounting related to contingent consideration	(d	)	0.7	0.4
Deferred taxes	(f	)	36.2	23.3

SUBTOTAL OF U.S. GAAP RECONCILING ADJUSTMENTS			(211.5)	(262.0)

SHAREHOLDERS’ EQUITY IN ACCORDANCE WITH U.S. GAAP			934.7	831.4

Changes in shareholders’ equity in accordance with U.S. GAAP:

	2002	2001

SHAREHOLDERS’ EQUITY IN ACCORDANCE WITH US GAAP ON JANUARY 1	831.4	574.4
Net income in accordance with US GAAP	226.1	185.2
Foreign currency translation	(137.4)	51.8

OTHER COMPREHENSIVE INCOME	88.7	237.0
Share issuance	13.0	20.0
Stock-based compensation	1.6	—

SHAREHOLDERS’ EQUITY IN ACCORDANCE WITH US GAAP ON DECEMBER 31	934.7	831.4

(a) Revenue recognized on bill and hold transactions:

In accordance with Swedish GAAP, the Company recognized revenue on bill and hold transactions (see Accounting Principles). However, in accordance with U.S. GAAP, revenue cannot be recognized on bill and hold transactions until all of the following criteria are met:

•	The risks of ownership must have passed to the customer;

•	The customer made a fixed commitment to purchase the goods;

•	The customer requested that the transaction be on a bill-and-hold basis;

•	There is a fixed schedule for delivery of the goods;

•	The seller does not retain any specific performance obligations such that the earnings process is not complete;

•	The ordered goods must be segregated from the seller’s inventory and are not subject to being used to fill other orders; and

•	The goods are complete and ready for shipment.

Bill and hold transactions that Perbio enters into generally provide for a range of dates or a final date for product delivery; however, these agreements do not contain a fixed delivery schedule. Therefore, Perbio has included all revenue and cost of sales recorded on bill and hold transactions as a reconciling item between Swedish and U.S. GAAP.

(b) Goodwill and purchased intangible assets:

Acquisitions of certain subsidiaries are reported differently in accordance with Swedish GAAP and U.S. GAAP. The differences are attributable primarily to amortization of goodwill and reporting of intangible assets.

To determine net income and shareholders’ equity in accordance with U.S. GAAP, the Company accounted for goodwill and intangible assets in accordance with APB 16 “Business Combinations” and APB 17 “Intangible Assets” through December 31, 2001 and effective January 1, 2002, adopted SFAS 141 “Business Combinations” and SFAS 142 “Goodwill and Other Intangible Assets”.

In accordance with U.S. GAAP, goodwill of 25.9 and 12.6 should be reclassified to other intangible assets as of December 31, 2002 and 2001, respectively.

In accordance with the transition rules of SFAS 142, the Company identified its reporting units and determined the carrying value and fair value of each reporting unit as of January 1, 2002. No impairment loss was recognized as a result of the transitional goodwill impairment test.

In accordance with SFAS 142, goodwill and other intangible assets with indefinite useful lives should not be amortized but rather should be evaluated for impairment on at least an annual basis. Accordingly, amortization expense of goodwill reported under Swedish GAAP has been reversed in the determination of net income and shareholders’ equity in accordance with U.S. GAAP as of and for the year ended December 31, 2002.

The Company performed an impairment test as of December 31, 2002 resulting in no impairment loss.

Excluding the amortization of goodwill, the Company’s net income for the year ended December 31, 2001 in accordance with U.S. GAAP would have amounted to 189.6.

(c) Purchase accounting difference related to reorganization:

On October 18, 1999, Perstorp AB (“Perstorp”) spun off, to its shareholders, its wholly owned subsidiary Perbio creating Perbio as a separately traded public company on the Stockholm Stock Exchange. Prior to the spin off, in April and July of 1999, Perstorp reorganized the legal structure of its company, whereby it transferred seven wholly owned subsidiaries and one 92.5% owned subsidiary (the Reorganization) to Perbio. In connection with the Reorganization, certain subsidiaries were required to have a valuation performed for tax reasons.

Under Swedish GAAP, once a valuation of the businesses was performed, purchase accounting was required on those acquisitions. Therefore, the excess purchase price over the fair market value of net assets acquired was recorded as goodwill by Perbio. Perbio is amortizing the goodwill over 20 years. The acquisitions of the other subsidiaries were accounted for at historical cost.

Since Perbio was a wholly owned subsidiary of Perstorp at the time of the Reorganization, in accordance with U.S. GAAP, the Company must account for these transactions at historical cost similar to the pooling of interests method. Therefore, Perbio has included the goodwill and related amortization as a reconciling item between Swedish and U.S. GAAP.

(d) Purchase accounting related to contingent consideration:

In April 1999, the Company acquired the remaining minority interest of one of its subsidiaries. The purchase price for this acquisition included contingent consideration to be paid based upon the sales of the subsidiary subsequent to the Company’s acquisition of the minority share. In accordance with Swedish GAAP, the Company recorded the estimated contingent consideration as goodwill at the time of the acquisition. When the contingent consideration was paid in April 2001, the Company adjusted the goodwill appropriately.

In accordance with U.S. GAAP, the Company recorded the contingent consideration as goodwill when paid. Therefore, the Company appropriately adjusted goodwill amortization to reflect the contingent consideration as goodwill when paid.

(e) Stock-based compensation:

In accordance with Swedish GAAP, the Company recognizes compensation expense based upon the intrinsic value of the stock option at the date of grant for both variable and fixed plans. However, in accordance with U.S. GAAP, the Company recognized compensation expense based on the fair value of the options granted in accordance with SFAS No. 123 “Accounting for Stock-Based Compensation.”

In December 1999, the Company issued a total of 1,332,500 warrants to senior officers. These warrants had exercise prices ranging from SEK 39 to SEK 49. The exercise price and number or warrants was subject to change dependant upon certain future events. The senior officers acquired these warrants for their fair market value calculated using a Black-Scholes valuation method. Accordingly, the Company recorded no expense in accordance with Swedish or U.S. GAAP.

In August 2002, the Company issued a total of 210,000 warrants to senior officers with an exercise price of SEK 156.50. The exercise price and number of warrants was subject to change dependant upon certain future events. Therefore, the Company recorded compensation expense based upon the fair value, calculated using a Black-Scholes valuation method, of the options granted and is amortizing this expense over the vesting period.

(f) Deferred taxes:

The difference between Swedish GAAP and U.S. GAAP with regards to deferred taxes primarily represents the deferred taxes on the Swedish GAAP to U.S. GAAP adjustments for the bill and hold sales and tax deductible goodwill.

NOTE 24: SUBSEQUENT EVENT

On June 26, 2003, Fisher Scientific International Inc. (“Fisher”) announced its intention to launch a tender offer to acquire all of the shares of the Company. On September 8, 2003, Fisher acquired approximately 93.6 percent of the Company’s outstanding shares. On September 19, 2003, Fisher acquired an additional 5.1 percent of the Company’s outstanding shares, increasing Fisher’s ownership of the Company to 98.7 percent. Fisher purchased all of these shares for an aggregate purchase price of approximately US$673 million and assumed net debt of approximately US$44 million.

Consolidated Statements of Income
Unaudited

	For the six	For the six
	months ended	months ended
In Million SEK	June 30, 2003	June 30, 2002

Net sales	1,033	1,108
Cost of goods sold	-552	-599

Gross profit	481	509

Selling expenses	-135	-140
Administrative expenses	-98	-92
Research and development expenses	-63	-67
Other operating income and expenses	1	—

Operating profit before amortization of goodwill	186	210

Amortization of goodwill	-11	-10

Operating profit	175	200

Financial income and expense	-4	-10

Profit after financial items	171	190

Taxes	-67	-73
Minority interest	-1	-1

Net profit	103	116

Earnings per share, SEK	2.80	3.18

Earnings per share after full dilution, SEK	2.77	3.12

See accompanying notes to consolidated financial statements.

Consolidated Balance Sheets
Unaudited

	As of June 30,	As of June 30,
In Million SEK	2003	2002

ASSETS
Fixed assets
Intangible fixed assets
Goodwill	219	247
Other intangible fixed assets	41	43

Total intangible fixed assets	260	290
Tangible fixed assets
Land and buildings	187	189
Machinery and equipment	200	184
Construction in progress	80	70

Total fixed assets	467	443
Financial assets
Participations in associated companies	0	0
Other long-term financial assets	4	5
Other long-term assets	30	47

Total financial assets	34	52

Total long-term assets	761	785
Current assets
Inventories	591	591
Current receivables	391	363
Financial assets	1	1
Cash and bank	165	78

Total current assets	1,148	1,033

TOTAL ASSETS	1,909	1,818

See accompanying notes to consolidated financial statements.

Consolidated Balance Sheets (continued)
Unaudited

	As of June 30,	As of June 30,
In Million SEK	2003	2002

SHAREHOLDERS’ EQUITY AND LIABILITIES
Shareholders’ equity
Restricted equity
Share capital	185	183
Restricted reserves	278	270
Non-restricted equity
Non-restricted reserves	544	502
Net profit for the period	103	116

Total shareholders’ equity	1,110	1,071
Minority interest	6	5
Provisions
Deferred tax	33	34
Long-term liabilities
Liabilities to credit institutions	559	475
Other liabilities	6	0

Total long-term liabilities	565	475
Current liabilities
Accounts payable – trade	94	119
Other operating liabilities	101	114

Total current liabilities	195	233

TOTAL SHAREHOLDERS’ EQUITY AND LIABILITIES	1,909	1,818

Pledged assets	None	None
Contingent liabilities	8	7

See accompanying notes to consolidated financial statements.

Consolidated Statements of Cash Flows
Unaudited

	For the six	For the six
	months ended	months ended June
In Million SEK	June 30, 2003	30, 2002

Current activities
Profit after financial items	171	190
Adjustment for items not included in cash flow
Amortization of goodwill	11	10
Other depreciation	36	36
Tax paid	-67	-103

Cash flow from operating activities before changes in working capital	151	133
Changes in working capital
Inventories	-77	-1
Other operating assets	-78	-45
Other liabilities	-11	16

Cash flow from operating activities	-15	103
Investment activities
Investments, net	-56	-64
Acquisition of businesses	0	-48

Cash flow from investing activities	-56	-112
Financial activities
New issue of shares	12	13
Amortization of loans/loans raised	178	-12
Dividend	-55	0

Cash flow from financing activities	135	1

Net cash flow for the period	64	-8
Cash and bank assets at start of period	109	100
Difference in exchange rate	-8	-14

Cash and bank assets at end of period	165	78

See accompanying notes to consolidated financial statements.

Notes to the Consolidated Financial Statements (unaudited)

1.	Accounting Policies
The interim consolidated financial statements of Perbio Science AB (publ) (the “Company” or “Perbio”) have been prepared in accordance with the Swedish Financial Accounting Standard Council’s recommendation on interim reporting (RR20). The consolidated financial statements are based on the same accounting policies as the 2002 consolidated financial statements and on the recommendations from the Swedish Financial Accounting Standards Council that came into effect on January 1, 2003. The adoption of these new recommendations did not result in significant changes to the consolidated financial statements.

All amounts are in million SEK (SEK m) unless otherwise stated.

2.	Segment Information

The Company consists of three divisions:

BIORESEARCH
The Bioresearch Division supplies a wide range of products and services used to study proteins for life science research and drug discovery as well as amidites and nucleotides for nucleic acid-based pharmaceuticals and diagnostics.

CELL CULTURE
The Cell Culture Division is a world-leading supplier of animal sera, cell culture media, sterile process liquids and liquid handling systems (called Bioprocess Containers or BPCs) for animal cell culture-based research and protein-based drug production.

MEDICAL DEVICE
The Medical Device Division primarily supplies products related to voice rehabilitation including disposable heat and moisture exchangers (HMEs) used by people who have undergone laryngectomy.

The table presents net sales by geographic market:

	For the six months
	ended June 30,

Net sales by geographic market	2003	2002

Europe	330	298
North America	640	726
Rest of the world	63	84

Total	1,033	1,108

The following tables present the operating results by division:

	For the six months
	ended June 30,

Bioresearch	2003	2002

Net sales	350	417
Operating income before amortization	68	93
Operating income	61	85

	For the six months
	ended June 30,

Cell Culture	2003	2002

Net sales	572	602
Operating income before amortization	101	106
Operating income	99	104

	For the six months
	ended June 30,

Medical Device	2003	2002

Net sales	111	89
Operating income before amortization	29	19
Operating income	26	19

3. Significant Events

On June 26, 2003, Fisher Scientific International Inc. (“Fisher”) announced its intention to launch a tender offer to acquire all of the shares of the Company. On September 8, 2003, Fisher acquired approximately 93.6 percent of the Company’s outstanding shares. On September 19, 2003, Fisher acquired an additional 5.1 percent of the Company’s outstanding shares, increasing Fisher’s ownership of the Company to 98.7 percent. Fisher purchased all of these shares for an aggregate purchase price of approximately US$673 million and assumed net debt of approximately US$44 million.

In the second quarter of 2003, the Company paid a dividend of 55 million SEK.

4. Reconciliation to U.S. GAAP

The consolidated financial statements of Perbio have been prepared in accordance with accounting principles generally accepted Sweden (“Swedish GAAP”), which differs in certain aspects from generally accepted accounting principles in the United States (“U.S. GAAP”). Application of U.S. GAAP would have affected the results of operations for each of the six-month periods ended June 30, 2003 and 2002 and the balance sheets as of June 30, 2003 and 2002 to the extent described below.

Reconciliation of net income from Swedish GAAP to U.S. GAAP:

			For the six months ended June 30

In Million SEK			2003	2002

NET INCOME AS REPORTED IN THE CONSOLIDATED FINANCIAL STATEMENTS UNDER SWEDISH GAAP			103	116
U.S. GAAP RECONCILING ADJUSTMENTS
Revenue recognized on bill and hold transactions	(a	)	1	(44)
Cost of goods sold recognized on bill and hold transactions	(a	)	(1)	25
Goodwill and purchased intangible assets	(b	)	2	2
Purchase accounting difference related to reorganization	(c	)	4	6
Purchase Accounting related to contingent consideration	(d	)	—	—
Stock-based compensation	(e	)	(2)	—
Deferred taxes	(f	)	1	8

SUBTOTAL OF U.S. GAAP RECONCILING ADJUSTMENTS			5	(3)

NET INCOME IN ACCORDANCE WITH U.S. GAAP			108	113

NET INCOME PER SHARE, SEK			2.92	3.08

NET INCOME PER SHARE AFTER FULL DILUTION, SEK			2.90	3.03

Reconciliation of shareholders’ equity from Swedish GAAP to U.S. GAAP:

			As of June 30

In Million SEK			2003	2002

SHAREHOLDERS’ EQUITY AS REPORTED IN THE CONSOLIDATED FINANCIAL STATEMENTS UNDER SWEDISH GAAP			1,110	1,071
U.S. GAAP RECONCILING ADJUSTMENTS
Gross profit recognized on bill and hold transactions	(a	)	(74)	(72)
Goodwill and purchased intangible assets	(b	)	7	2
Purchase accounting difference related to reorganization	(c	)	(151)	(184)
Purchase accounting related to contingent consideration	(d	)	1	1
Deferred taxes	(f	)	37	31

SUBTOTAL OF U.S. GAAP RECONCILING ADJUSTMENTS			(180)	(222)

SHAREHOLDERS’ EQUITY IN ACCORDANCE WITH U.S. GAAP			930	849

(a) Revenue recognized on bill and hold transactions:

In accordance with Swedish GAAP, the Company recognized revenue on bill and hold transactions (see Accounting Principles). However, in accordance with U.S. GAAP, revenue cannot be recognized on bill and hold transactions until all of the following criteria are met:

•	The risks of ownership must have passed to the customer;

•	The customer made a fixed commitment to purchase the goods;

•	The customer requested that the transaction be on a bill-and-hold basis;

•	There is a fixed schedule for delivery of the goods;

•	The seller does not retain any specific performance obligations such that the earnings process is not complete;

•	The ordered goods must be segregated from the seller’s inventory and are not subject to being used to fill other orders; and

•	The goods are complete and ready for shipment.

Bill and hold transactions that Perbio has enters into generally provide for a range of dates or a final date for product delivery; however, these agreements do not contain a fixed delivery schedule. Therefore, Perbio has included all revenue and cost of sales recorded on bill and hold transactions as a reconciling item between Swedish and U.S. GAAP.

(b) Goodwill and purchased intangible assets:

Acquisitions of certain subsidiaries are reported differently in accordance with Swedish GAAP and U.S. GAAP. The differences are attributable primarily to amortization of goodwill and reporting of intangible assets.

Effective in 2002, the Company adopted SFAS 141 “Business Combinations” and SFAS 142 “Goodwill and Other Intangible Assets” to determine net income and shareholders’ equity in accordance with U.S. GAAP. In accordance with the transition rules of SFAS 142, the Company identified its reporting units and determined the carrying value and fair value of each reporting unit as of January 1, 2002. No impairment loss was recognized as a result of the transitional goodwill impairment test.

In accordance with SFAS 142, goodwill and other intangible assets with indefinite useful lives should not be amortized but rather should be evaluated for impairment on at least an annual basis. Accordingly, amortization expense of goodwill reported under Swedish GAAP has been reversed in the determination of net income and shareholders’ equity in accordance with U.S. GAAP as of and for the six months ended June 30, 2003 and 2002.

Additionally, in accordance with U.S. GAAP, goodwill of 22.5 and 7.4 should be reclassified to other intangible assets as of June 30, 2003 and 2002, respectively.

(c) Purchase accounting difference related to reorganization:

On October 18, 1999, Perstorp AB (“Perstorp”) spun off, to its shareholders, its wholly owned subsidiary Perbio creating Perbio as a separately traded public company on the Stockholm Stock Exchange. Prior to the spin off, in April and July of 1999, Perstorp reorganized the legal structure of its company, whereby it transferred seven wholly owned subsidiaries and one 92.5% owned subsidiary (the Reorganization) to Perbio. In connection with the Reorganization, certain subsidiaries were required to have a valuation performed for tax reasons.

Under Swedish GAAP, once a valuation of the businesses was performed, purchase accounting was required on those acquisitions. Therefore, the excess purchase price over the fair market value of net assets acquired was recorded as goodwill by Perbio. Perbio is amortizing the goodwill over 20 years. The acquisitions of the other subsidiaries were accounted for at historical cost.

Since Perbio was a wholly owned subsidiary of Perstorp at the time of the Reorganization, in accordance with U.S. GAAP, the Company must account for these transactions at historical cost similar to the pooling of interests method. Therefore, Perbio has included the goodwill and related amortization as a reconciling item between Swedish and U.S. GAAP.

(d) Purchase accounting related to contingent consideration:

In April 1999, the Company acquired the remaining minority interest of one of its subsidiaries. The purchase price for this acquisition included contingent consideration to be paid based upon the sales of the subsidiary subsequent to the Company’s acquisition of the minority share. In accordance with Swedish GAAP, the Company recorded the estimated contingent consideration as goodwill at the time of the acquisition. When the contingent consideration was paid in April 2001, the Company adjusted the goodwill appropriately.

In accordance with U.S. GAAP, the Company recorded the contingent consideration as goodwill when paid. Therefore, the Company appropriately adjusted goodwill amortization to reflect the contingent consideration as goodwill when paid.

(e) Stock-based compensation:

In accordance with Swedish GAAP, the Company recognizes compensation expense based upon the intrinsic value of the stock option at the date of grant for both variable and fixed plans. However, in accordance with U.S. GAAP, the Company recognized compensation expense based on the fair value of the options granted in accordance with SFAS No. 123 “Accounting for Stock-Based Compensation.”

In December 1999, the Company issued a total of 1,332,500 warrants to senior officers. These warrants had exercise prices ranging from SEK 39 to SEK 49. The exercise price and number or warrants was subject to change dependant upon certain future events. The senior officers acquired these warrants for their fair market value calculated using a Black-Scholes valuation method. Accordingly, the Company recorded no expense in accordance with Swedish or U.S. GAAP.

In August 2002, the Company issued a total of 210,000 warrants to senior officers with an exercise price of SEK 156.50. The exercise price and number of warrants was subject to change dependant upon certain future events. Therefore, the Company recorded compensation expense based upon the fair value, calculated using a Black-Scholes valuation method, of the options granted and is amortizing this expense over the vesting period.

(f) Deferred taxes:

The difference between Swedish GAAP and U.S. GAAP with regards to deferred taxes primarily represents the deferred taxes on the Swedish GAAP to U.S. GAAP adjustments for the bill and hold sales and tax deductible goodwill.